U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  February 15, 2008

(Date of earliest event reported):  February 4, 2008

NETTIME SOLUTIONS, INC.

(Name of Small Business Issuer as Specified in Its Charter)

Nevada	001-10320	13-3465289
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

8840 E. Chaparral, Suite 100
Scottsdale, AZ 85250

(Address of principal executive offices)

(480) 296-0400

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously reported, on February 4, 2008, we completed the sale of all of our assets, and the assets to NETtime Solutions, LLC of our two operating subsidiaries, NETtime Solutions, Inc., an Arizona corporation, and NetEdge Devices, LLC, an Arizona limited liability company consideration valued at $1,042,000 and the assumption of all of our indebtedness, including $500,000 of trade payables and $1,500,000 of short and long-term notes (“Asset Sale).

On February 8, 2008, we filed a Current Report on Form 8-K (the “Form 8-K”) to report the Asset Sale.  This Current Report on Form 8-K/A is being filed to update and correct the information in the Form 8-K concerning the beneficial ownership of our Common Stock by our new executive officers and directors and greater than 5% shareholders and to report that, in connection with the Asset Sale, our shareholders approved an amendment to our Articles of Incorporation changing our corporate name to Tempco, Inc.

Item 5.01               Changes in Control.

As a covenant of the Asset Sale, all of the officers and directors of the Company resigned with positions with the Company and Stanley L. Schloz, Fred Burstein and Anthony Silverman were appointed as the directors of the Company.  Notwithstanding the resignations of our previous officers, Bahan Sadegh and Thomas J. Klitzke were temporarily reappointed as the Company’s President and Chief Executive Officer and Vice President – Finance and Administration and Principal Accounting Officer, respectively, for the sole purpose of allowing them to provide the necessary certifications in connection with the Company’s Quarterly Report filed on February 14, 2008.

The following table sets forth certain information, as of February 4, 2008, concerning the beneficial ownership of shares of Common Stock of the Company by (i) each person known by the Company to beneficially own more than 5% of the Company’s Common Stock; (ii) each Director; (iii) the Company’s Chief Executive Officer; and (iv) all directors and executive officers of the Company as a group. To the knowledge of the Company, all persons listed in the table have sole voting and investment power with respect to their shares, except to the extent that authority is shared with their respective spouse under applicable law.

	Shares Beneficially Owned (1)
Name and Address of Beneficial Owner (2)	Number		Percent
Stanley L. Schloz	55,700		0.6%
Fred Burstein	15,769		0.2%
Anthony Silverman	1,758,000	(3)(4)	19.7%
All directors and executive officers as a group	1,829,469		20.5%
Thomas S. Bednarik	1,027,750		11.5%
Laurus Capital Management LLC	1,081,923		12.2%
Kay S. Silverman	761,432	(4)	8.6%

(1)

A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the percentage of any other person. The amounts and percentages are based upon 8,902,846 shares of Common Stock outstanding as of February 4, 2008.

(2)

The address of each of the beneficial owners is as follows:  Stanley L. Schloz, 10050 E. Sonoran Vista Circle, Scottsdale, Arizona 85255; Fred Burstein, 510 First Avenue North, Suite 600, Minneapolis, Minnesota 55403; Anthony Silverman, 7625 E. Via Del Reposa, Scottsdale, Arizona 85258; Thomas Bednarik, 8840 East Chaparral Road, Suite 100, Scottsdale, Arizona 85250; Laurus Capital Management, LLC, 825 Third Avenue, 14th Floor, New York, New York 10022; and Kay S. Silverman, 7377 East Doubletree Ranch Road, Suite 290, Scottsdale, Arizona 85258.

(3)	Includes 300,000 shares owned by Katsinam Partners, LP, of which Mr. Silverman is the holder of a 17.64% limited partnership interest and is the General Partner with sole power to vote such shares.

(4)	Kay Silverman is the former spouse of Anthony Silverman.

Item 5.03               Amendments to Articles of Incorporation or Bylaws

On February 12, 2008, NETtime Solutions, Inc. filed a Certificate of Amendment to our Articles of Incorporation in which the Company changed its name to Tempco, Inc.

Item 9.01               Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit	Title

99.1	Amendment to Articles of Incorporation, dated February 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 15, 2008	NETTIME SOLUTIONS, INC.

	By:	/s/ Stanley L. Schloz
Stanley L. Schloz, President